SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2010

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 30, 2010, EDGAR Online, Inc. (the “Company”) received a notice from The Nasdaq Stock Market stating that the Company is not in compliance with the minimum market value of listed securities standard required for continued listing on The Nasdaq Capital Market by Nasdaq Marketplace Rule 5550(b)(2). The Company received this notice because the market value of the Company’s listed securities was less than $35 million for 30 consecutive business days prior to August 30, 2010. Receipt of this notice has no effect on the listing of the Company’s common stock at this time.

The notice states that the Company has 180 calendar days, or until February 28, 2011, to regain compliance with the minimum market value standard, as set forth in Nasdaq Marketplace Rule 5550(b)(2). Specifically, if at any time before February 28, 2011, the market value of the Company’s listed securities is $35 million or more for a minimum of 10 consecutive business days, the Nasdaq staff will determine that the Company complies with the minimum standard for market value of listed securities. The notice also states that if the Company cannot demonstrate compliance with that standard by February 28, 2011, the Nasdaq staff will provide the Company with written notification that the Company’s common stock will be subject to delisting from The Nasdaq Capital Market, and, at such time, may appeal the delisting determination to a Hearings Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/s/ David Price
David Price
Chief Financial Officer

Dated: September 3, 2010